UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

SUPERNOVA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

265 Sunrise Hwy, Ste 1-276, Rockville Centre, New York	11570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(702)-839-4029
With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2016, the board of directors (the “Board”) of Supernova Energy, Inc., a Nevada corporation (the “Company”)increased the size of the Board to two (2) persons and appointed Mr. Nicholas Upchurchto fill the created vacancy. Directors serve for a period of one year until the next stockholders’ meeting and until their respective successors are elected and qualify.

Mr. Nicholas Upchurch, 36 years old, is a fifth generation oil and gas professional whose career started in 1998 with Twin Lakes Drilling,Company. With over 18 years of experience in leasing, drilling, operating, completions, and geological analysis, Mr. Upchurch has been involved in the acquisition of over 100,000 acres across the central United States. Mr. Upchurch owned and operated Lucky Production from 2004 to 2010. He continued his oil and gas work with Olim Energy, LLC in 2011, before becoming owner and CEO of OMR Drilling in 2012, as owner Nicholas has acquired over 15,000 acres and has drilled, operated, and/or produced over 100 wells in Appalachian Basin for investors, both in the United States and international.

There is no family relationship between Mr. Upchurch and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

The Company has not entered into any transactions with Mr. Upchurchthat would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNOVA ENERGY, INC.

Dated: May 24, 2016	By: /s/ Kevin Malone
Name: Kevin G. Malone
Title: Chief Executive Officer,President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)

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